Exhibit 99.1

American Midstream Appoints Casadaban as Senior Vice President and Chief Operating Officer

HOUSTON – March 6, 2016 - American Midstream Partners, LP (NYSE: AMID) (the “Partnership”) today announced that the general partner of the Partnership appointed Rene L. Casadaban as Senior Vice President and Chief Operating Officer effective today. Mr. Casadaban succeeds Matthew Roland, who served as Chief Operating Officer since 2013.

Mr. Casadaban has 26 years of midstream project management and business development experience for onshore, offshore and deepwater pipeline systems. Mr. Casadaban is the former Chief Operating Officer for Summit Midstream Partners, LP (“Summit”). Prior to joining Summit, Mr. Casadaban worked for Enterprise Products Partners LP as the Director for Deepwater Business Development of floating production platforms and offshore pipelines. Mr. Casadaban has also served as an independent consultant to ExxonMobil Corporation and GulfTerra Energy Partners, LP for Gulf of Mexico and international pipeline projects. At Land and Marine Engineering Limited, Mr. Casadaban was responsible for managing domestic and international pipeline river crossings and beach approaches by horizontal directional drilling. Mr. Casadaban began his career as a Field Engineer for McDermott International Inc. He currently serves on the Board of Angel Reach and is a graduate of Auburn University with a Bachelor of Science in Building Construction.

“We are excited to welcome Rene to American Midstream. He is a seasoned veteran in our industry who brings a high level of credibility and is a great fit for our management team,” said Lynn Bourdon, Chairman, President and Chief Executive Officer. “Rene’s energy expertise and leadership capabilities make him well-suited to assume this role and help lead the Partnership into the next phase of growth.”

“Additionally, I would like to thank Matt; his tireless commitment and energy was instrumental in the success of many of the initiatives pursued by the Partnership. We will miss him and wish him well as he moves on to new ventures,” concluded Mr. Bourdon.

About American Midstream Partners, LP

American Midstream Partners, LP is a growth-oriented limited partnership formed to provide critical midstream infrastructure that links producers of natural gas, crude oil, NGLs, condensate and specialty chemicals to end-use markets. AMID’s assets are strategically located in some of the most prolific onshore and offshore basins in the Permian, Eagle Ford, East Texas, Bakken and Gulf Coast. AMID owns or has an ownership interest in more than 3,850 miles of interstate and intrastate pipelines, as well as ownership in gas processing plants, fractionation facilities, an offshore semisubmersible floating production system with nameplate processing capacity of 80 MBbl/d of crude oil and 200 MMcf/d of natural gas; and marine terminal sites with approximately 2.4 MMBbls of storage capacity.

For more information about American Midstream Partners, LP, visit www.americanmidstream.com.

Forward-Looking Statements

This press release includes forward-looking statements. These statements relate to, among other things, projections of operational volumetrics and improvements, growth projects, cash flows and capital expenditures. We have used the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “potential,” and similar terms and phrases to identify forward-looking statements in this press release. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors, which are described in greater detail in our filings with the SEC. Please see “Risk Factors” and other disclosures included in our Annual Report on Form 10-K for the year ended December 31, 2015 filed on March 7, 2016, our Form 10-Q for the quarter ended September 30, 2016, filed on November 08, 2016, and our other filings with the SEC. All future written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the previous statements. The forward-looking statements herein speak as of the date of this press release. We undertake no obligation to update any information contained herein or to publicly release the results of any revisions to any forward-looking statements that may be made to reflect events or circumstances that occur, or that we become aware of, after the date of this press release.

Contacts

American Midstream Partners, LP

Mark Buscovich, 713-815-3967

Manager of Finance

mbuscovich@americanmidstream.com